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                                                                     Exhibit 2.3

                              AMENDMENT NUMBER TWO

Amendment Number Two, dated as of July 29, 2003, to the Asset Purchase Agreement dated as of June 30, 2003 (as amended by Amendment Number One dated as of July 15, 2003, the "Asset Purchase Agreement"), by and among Dayton Superior Corporation ("Dayton") and Symons Corporation ("Buyer") and Safway Formwork Systems, L.L.C. ("Seller") and Safway Services, Inc. ("Parent"). Any capitalized term used herein without definition shall have the meaning assigned thereto in the Asset Purchase Agreement.

In consideration of the promises made by each party to the other in the Asset Purchase Agreement, the parties hereby agree to amend the Asset Purchase Agreement further as follows:

1. Amendment to Section 3.3. Section 3.3 of the Asset Purchase Agreement is hereby amended to delete the reference to "Thirteen Million Dollars ($13,000,000)" in clause (ii) of such Section and to substitute in its place "Twelve Million Dollars ($12,000,000)". The form of Promissory Note attached as
EXHIBIT 3.3 to the Asset Purchase Agreement is deleted and in replacement thereof EXHIBIT 3.3 attached hereto as Exhibit A is made part of the Asset Purchase Agreement.

2. Exhibit 3.4. The Purchase Price Allocation schedule attached as EXHIBIT 3.4 to the Asset Purchase Agreement is deleted and in replacement thereof EXHIBIT
3.4 attached hereto as Exhibit B is made part of the Asset Purchase Agreement in accordance with Section 3.4 of the Asset Purchase Agreement. Such Amended Price Allocation Schedule shall supersede the Price Allocation Schedule in accordance with Section 3.4 of the Asset Purchase Agreement and Section 3.4 shall govern the terms and use of the Amended Price Allocation Schedule.

3. Section 3.8(b). Section 3.8(b) of the Asset Purchase Agreement is hereby amended to delete the second sentence in its entirety and replace it with the following:

Seller and Parent agree that the Withholding Amount shall be deducted and withheld by Buyer at Closing by recording an offset as of the Closing Date (and/or following the delivery by Seller of a revised Sales Tax Certificate) of the Withholding Amount against the Promissory Note as follows: first, against any payment to be made under the Promissory Note on September 30, 2003, and, then, if the Withholding Amount exceeds the amount of the first payment under the Promissory Note (after giving effect to all other set-offs made against such first payment under the Promissory Note), against the payment to be made under the Promissory Note on December 31, 2003, and, if the Withholding Amount exceeds the aggregate amount of the first two payments to be made by Buyer and Dayton under the Promissory Note (after giving effect to all other set-offs made against such first two payments under the Promissory Note), the remaining Withholding Amount due shall be recorded as an offset in full against each subsequent payment to be made under the Promissory Note in chronological order until the Withholding Amount is satisfied in full.

4. Transition Agreement. All references to the Transition Agreement shall be to the Transition Agreement, as amended by Amendment Number One thereto, dated July 15, 2003.



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EXHIBIT 4.1(e)(iv) is deleted and in replacement thereof EXHIBIT 4.1(e)(iv)
attached hereto as Exhibit C is made part of the Asset Purchase Agreement.

5. References. All references to the Asset Purchase Agreement and all references to "the Agreement" or "this Agreement" in the Asset Purchase Agreement shall be to the Asset Purchase Agreement as further amended by this Amendment Number Two. All references to EXHIBIT 3.3, EXHIBIT 3.4, EXHIBIT 4.1(e)(iv) or SCHEDULE 8.5(b)(i) shall be to the respective EXHIBIT 3.3, EXHIBIT 3.4, EXHIBIT 4.1(e)(iv) or SCHEDULE 8.5(b)(i) attached hereto as Exhibit A, B, C and D respectively.

6. Schedule 8.5(b)(i). Buyer has heretofore delivered to Seller an amended
SCHEDULE 8.5(b)(i) pursuant to Sections 8.5 and 12.5 of the Asset Purchase Agreement. For purposes of administration and convenience, and without the requirement of the consent of Seller or Parent thereto, a copy of such amended
SCHEDULE 8.5(b)(i) is attached as Exhibit D hereto and deemed a part of the Asset Purchase Agreement.

7. Effectiveness; Full Force and Effect. This Amendment Number Two shall be effective upon the execution hereof by an authorized signatory of each of the parties to the Asset Purchase Agreement (except as to Paragraph 6 above which is effective without the requirement of further action by any party hereto). This is the entire agreement among the parties on the express subject matter hereof and supersedes all prior agreements, correspondence, discussions and understandings of the parties (whether written or oral) on the express subject matter hereof. Except as expressly provided in this Amendment Number One, the Asset Purchase Agreement is ratified and confirmed and shall continue in full force and effect in accordance with its terms.

8. Applicable Law. This Amendment Number Two and all questions arising in connection herewith shall be governed by and construed and the rights of the parties determined in accordance with the laws of the State of Ohio, without regard to any choice or conflicts of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

9. Counterparts. This Amendment Number Two may be executed in one or more counterparts, all of which shall be considered as one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.


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         IN WITNESS WHEREOF, the parties have executed this Amendment Number Two as of the date and year first above written.



                                     PARENT:

                                     SAFWAY SERVICES, INC.


                                     By:  /s/ Robert Sukalich
                                          --------------------------------------
                                     Its: CFO
                                          --------------------------------------

                                     SELLER:

                                     SAFWAY FORMWORK SYSTEMS, L.L.C.


                                     By:  /s/ Robert Sukalich
                                          --------------------------------------
                                     Its: CFO
                                          --------------------------------------

                                     BUYER:

                                     SYMONS CORPORATION


                                     By:  /s/ Steve C. Huston
                                          --------------------------------------
                                     Its: Vice President, General Counsel and
                                          Secretary
                                          --------------------------------------

                                     DAYTON:

                                     DAYTON SUPERIOR CORPORATION


                                     By:  /s/ Steve C. Huston
                                          --------------------------------------
                                     Its: Vice President, General Counsel and
                                          Secretary
                                          --------------------------------------